Conformed Copy

SECURITIES PURCHASE AGREEMENT (CONVERTIBLE DEBENTURES)

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 28, 2005, is entered into by and among Eye Care International, Inc., a Delaware corporation (the “Company”), having its address at 1511 North Westshore Boulevard, Suite 925, Tampa, Florida 33607, and each entity named on the signature page hereto as a buyer and the permitted assigns of such entity (each, a “Buyer”) (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under this Agreement and the Transaction Documents (as defined below)).

W I T N E S S E T H:

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyers severally, and not jointly, wish to purchase, upon the terms and subject to the conditions of this Agreement, a minimum aggregate amount of $250,000 and a maximum aggregate amount of $1,000,000 of convertible debentures of the Company (the “Debentures”), which will be convertible into shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions of the Debentures, and subject to acceptance of this Agreement by the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.          Purchase

(i)          The undersigned Buyers hereby severally agree to purchase the Debentures from the Company on the terms and conditions set forth below in this Agreement and the other Transaction Documents (as defined below).

(ii)         Subject to the terms and conditions of this Agreement and the other Transaction Documents the Buyers will purchase the Debentures at one or more closings (each, a “Closing”) to be held on the respective Closing Dates (as defined below).

(iii)        The purchase price to be paid respectively by the Buyers shall equal 100% of the face amount of the Debentures being purchased on the Closing Date by each Buyer as set forth on the signature page to this Agreement.

b.          Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)          “Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii)         “Certificates” means the relevant Debentures duly executed on behalf of the Company and issued in the name of the respective Buyer.

(iii)        “Closing Date” means the respective dates on which the Closings referred to in this Agreement are held.

(iv)        “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures.

(v)         “Effective Date” means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below) for the Debentures issued on the Closing Date.

(vi)        “Escrow” means the Divine Capital Markets LLC EYCI Special Escrow Account maintained at JP Morgan / Chase Manhattan Bank.

(vii)       “Final Closing Date” shall have the meaning ascribed to such term in Section 6(d).

(viii)      “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(ix)	“Placement Agent” means Divine Capital Markets, LLC.
(x)	“Purchase Price” means the purchase price for the Debentures.
(xi)	“Securities” means the Debentures and Conversion Shares.

(xii)       “Shares” means the Conversion Shares and the shares issued to the Placement Agent or any of its designees in connection with its services in connection with this offering of Debentures.

c.          Form of Payment; Delivery of Certificates. Each of the Buyers shall pay the Purchase Price for the Debentures to be purchased by such Buyer by delivering immediately available good funds in United States Dollars to the Escrow prior to the respective Closing on the applicable Closing Date, determined as provided in Section 6.

(ii)         Promptly following payment to the Company from the Escrow of the Purchase Price to be paid for the purchase of the Debentures being purchased by such Buyer, the Company shall deliver to the Buyers the Certificates purchased at such Closing.

d.          Payment to the Escrow. All payments to the Escrow for the purchase of the Debentures shall be made at or prior to the Closing by wire transfer of funds to the Escrow, as follows:

Beneficiary Account Name:	Divine Capital Markets LLC
EYCI Special Escrow Account

Beneficiary Account No.:	217-633 623 1-65

FBO: EYCI, Special Account for Exclusive Benefit of Clients of DCM

ABA/Transit No.:	021-000-021

Beneficiary Bank:	JP Morgan / Chase Manhattan Bank
1 Chase Manhattan Plaza
New York, New York 10004

2.    BUYERS REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Each Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.    Without limiting any Buyer’s right to sell the Common Stock pursuant to the Registration Statement, each Buyer is purchasing the Debentures and will be acquiring the Conversion Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.    Each Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c.    All subsequent offers and sales of the Securities by each Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states’ securities laws.

d.    Each Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyers set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyers to acquire the Securities.

e.    Each Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to theoffer and sale of the Securities which have been requested by the Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, each Buyer has also had the opportunity to obtain and to review the Company’s (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed April 28, 2004, (2) Quarterly Report on Form 10-QSB for the period ended March 31, 2004 filed May 24, 2004, (3) Quarterly Report on Form 10-QSB for the period ended June 30, 2004 filed September 8, 2004, (4) Amendment to Quarterly Report on Form 10-QSB for the period ended June 30, 2004 filed October 19, 2004, (5) Quarterly Report on Form 10-QSB for the period ended September 30, 2004 filed November 23, 2004 and (6) Registration Statement on Form SB-2/A filed February 10, 2005 (the “Pending SB-2” and together with the other documents referred to in the preceding clauses (1) through (5), the “Company’s SEC Documents”).

f.     Each Buyer understands that its investment in the Securities involves a high degree of risk, including the risk of the loss of the Buyer’s entire investment.

g.    Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h.    Each Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.     Such Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

j.     The state in which any offer to purchase shares hereunder was made to or accepted by such Buyer is the state shown as the Buyer’s address on Schedule I hereto.

k.    Each Buyer was not formed for the purpose of investing solely in the Securities which may be acquired hereunder.

l.     Each Buyer is able to bear the complete loss of such Buyer’s investment in the Securities.

m.   Each Buyer’s execution, delivery and performance under this Agreement will not breach the provisions of any agreement to which such Buyer is a party.

3.    COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyers that:

a.    Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company to acquire the Debentures or the Shares.

b.    Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of Florida and in each other jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Common Stock is listed and traded on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. (trading symbol: EYCI). The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

c.    Authorized Shares. The authorized capital stock of the Company consists of 120,000,000 shares of capital stock, of which 80,000,000 shares are designated as Class A Common Stock, par value $0.001 per share (the “Common Stock”), 20,000,000 shares are designated Class B Common Stock, par value $0.001 per share and 20,000,000 shares are designated as Preferred Stock. As of the date hereof, assuming the conversion or exercise of certain currently outstanding common stock equivalents of the Company into underlying shares of Common Stock, 23,807,147 shares of Common Stock (excluding an additional approximately 2,676,344 shares of Common Stock to be issued upon conversion of certain currently outstanding debentures and exercise of certain currently outstanding warrants), 5,302,802 shares of Class B Common Stock and 155 Series A Convertible Preferred Shares and 86 Series C Mandatory Convertible Preferred Shares of stock are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Issuer shall keep available and reserved for issuance to the holders of the Debentures Common Stock duly authorized for issuance against the Debentures.

d.    Securities Purchase Agreement; Registration Rights Agreement. This Agreement and the Registration Rights Agreement, between the Company and the Buyers, substantially in the form of Exhibit C annexed hereto (the “Registration Rights Agreement”), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company. Each of this Agreement, the Debentures and the Registration Rights Agreement, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.    Non-contravention. The execution and delivery of this Agreement, the Debentures and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company’s securities, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company’s listing agreement for its Common Stock, except such conflict, breach or default which would not have a Material Adverse Effect.

f.     Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Affect.

g.    SEC Filings. To the best of the Company's knowledge, none of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(g) to this Agreement, the Company has since January 1, 2003 timely filed all requisite forms, reports and exhibits thereto with the SEC. The Company is not aware of any event occurring on or prior to a Closing Date or the Delivery Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such date.

h.    Absence of Certain Changes. Since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company or any of its subsidiaries, except as disclosed in the Company’s SEC Documents. Since December 31, 2003, except as provided in the Company’s SEC Documents, neither the Company nor any of its subsidiaries has (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.     Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyers that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the “Transaction Documents”), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyers in the Transaction Documents.

j.     Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company and its subsidiaries taken as a whole to perform its obligations under, any of the Transaction Documents. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgement or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

k.    Absence of Events of Default. Except as disclosed in the Company’s SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect.

l.     Prior Issues. Except as set forth in the Company’s SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities or any shares of the Common Stock.

m.   No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company’s SEC Documents or those incurred in the ordinary course of the Company’s business since December 31, 2003, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the Certificate of Incorporation, by-laws or any other charter document of the Company, each as currently in

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effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

n.	Intentionally Omitted.

o.    No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since December 31, 2003 made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

p.    Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the market price of the Common Stock declines prior to the conversion of the Debentures. The Company’s executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect and further that the conversion of the Debentures and/or sale of the Conversion Shares may have an adverse effect on the market price of the Common Stock. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

q.    Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the Registration Statement and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the Prospectus. Such Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

r.     Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

s.    Independent Public Accountants. Brimmer, Burek & Keelan, LLP, who has certified the consolidated financial statements of the Company, including the notes thereto, included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, is an independent public accountant with respect to the Company, as required by the 1934 Act and the 1934 Act, the 1933 Act and the rules and regulations promulgated thereunder.

t.     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

u.    No Brokers. The Company has not engaged any person to act on its behalf in connection with the purchase and sale of the Debentures to the Buyers hereunder other than Divine Capital Markets, LLC, and no person is entitled to receive any consideration from the Company or any Buyer arising from any finder’s agreement, brokerage agreement or other agreement to which the Company is a party.

4.	CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.    Transfer Restrictions. The Buyers acknowledge that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyers shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder and (4) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration

Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.    Restrictive Legend. The Buyers acknowledge and agree that the Debentures and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

c.    Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

d.    Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyers required under any United States laws and regulations applicable to the Company (including without limitation state “blue sky” laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyers promptly after such filing.

e.    Reporting Status. So long as any of the Buyers beneficially own any of the Securities, the Company shall timely file prior to or on the date when due all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. Except as otherwise set forth in this Agreement and the Transaction Documents, the Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. (“NASD”).

f.     Use of Proceeds. Subject to the best interest of the Company, it is the intention of the Company to use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for legal fees in connection with the sale of the Debentures) for operating expenses and working capital purposes.

g.    Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to three hundred percent (300%) of the number of shares of Common Stock issuable upon conversion of the then-outstanding Debentures (including accrued interest thereon) as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Debentures. If at any time, the Company does not have available an amount of authorized and non-issued Shares necessary to satisfy full Conversion of the then outstanding amount of the Debentures, the Company shall, without notice or demand by the Buyers, call within thirty (30) days of such occurrence and hold within sixty (60) days of such occurrence a special meeting of shareholders, for the sole purpose of increasing the number of shares authorized. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized. Members of the Company’s Management shall also vote all of their own shares in favor of increasing the number of Common Stock authorized. Alternatively, to the extent permitted by applicable law, the Company may procure the written consent of stockholders to increase the number of shares authorized, and provide the stockholders with notice thereof as may be required under applicable law (including without limitation Section 14(c) of the 1934 Act and Regulation 14C thereunder). Upon obtaining stockholder approval as aforesaid, the Company shall cause the appropriate increase in its authorized shares of Common Stock.

h.    Reimbursement. If (i) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes a party defendant in any capacity in any action or proceeding brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes a party defendant in any capacity in any action or proceeding brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. Except as otherwise set forth in the Transaction Documents, the Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer or from a breach of the representations, covenants and conditions contained herein or from a breach of law.

5.	TRANSFER AGENT INSTRUCTIONS.

a.    Promptly following the purchase by the Buyers of the Debentures in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the respective Buyer or its permitted assigns and in such denominations to be specified by such Buyer in connection with each conversion of the Debentures. The Company warrants that if the Buyer is not in breach of the representations and warranties contained in this Agreement, no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Converted Shares under the 1933 Act will be given by the Company to the transfer agent and that the Converted Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyers’ obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If any Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by such Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, instruct the Company’s transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b.    (i)   The Company will permit the Buyers to exercise their rights to convert the Debentures by telecopying or delivering an executed and completed Notice of Conversion to the Company. The Company will within two (2) Business Days respond with its endorsement so as to confirm the outstanding principal amount of any Debenture submitted for conversion or shall reconcile any difference with the Buyer promptly after receiving such Notice of Conversion.

(ii)         The term “Conversion Date” means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is given either via mail or facsimile to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

(iii)        The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Debentures (together, unless otherwise instructed by the Buyer, with Debentures not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer’s address for notices as contemplated by Section 12 hereof or a different address) via express courier, by electronic transfer or otherwise, within five (5) business days if the address for delivery is in the United States and within seven (7) business days if the address for delivery is outside the United States (such fifth business day or seventh business day, as the case may be, the “Delivery Date”) after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Debentures being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Debentures, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debentures, was due.

c.    From and after the date on which the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the failure to issue unrestricted, freely tradable Conversion Shares to the Buyers upon Conversion shall be considered an Event of Default, which if not cured after ten (10) days prior written notice, shall entitle the Buyers (or any of them) to demand that the Debentures held by them be immediately redeemed by a cash payment equal to 131% of the principal amount and accrued interest on such Debentures (whether or not the terms of such Debentures expressly permit the redemption thereof). The Company acknowledges that the failure to honor a Notice of Conversion shall cause quantifiable economic injury to the Buyer whose Notice of Conversion is not honored.

d.    The Company will authorize its transfer agent to give information to a Buyer or such Buyer’s representative relating to the transfer of the Company’s shares of Common Stock to the Buyer, upon the reasonable request of the Buyer or any such representative. The Company will provide such Buyer with a copy of the authorization so given to the transfer agent.

e.    Each Buyer shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Buyer’s conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such Buyer, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

6.	CLOSING DATE.

a.    The purchases and sales of Debentures will occur at one or more closings under this Agreement, the first of which will occur when Buyers have deposited not less than $250,000 of the Purchase Price in the Escrow for the transactions contemplated under this Agreement. The next Closing under this Agreement will occur on the earlier of (x) the date on which the Buyers who will purchase the balance of the Debentures to be purchased and sold under this Agreement have deposited the full amount of their purchase prices in the Escrow and (y) such earlier date as the Company and the Buyers purchasing at such Closing shall agree. If a Closing occurs under (y) of the preceding sentence, then the next or final Closing shall occur on the date on which the Buyers who will purchase the balance of the Debentures to be purchased and sold under this Agreement have deposited the full amount of their purchase prices in the Escrow.

b.    In the case of each Closing, the Closing Date shall occur on the date which is the first trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

c.    In the case of each Closing, the Closing of the purchase and issuance of Debentures shall occur on the Closing Date at the offices of the Placement Agent’s counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyers.

d.    The Final Closing Date shall be the Closing Date of the purchase and sale of Debentures in the aggregate principal amount of $1,000,000, or such earlier Closing Date as the Placement Agent may specify to the Company in writing or the effective date of the termination for any reason of the Placement Agent’s engagement as the Company’s placement agent in connection with the offering of Debentures hereunder and under the other Transaction Documents, or at the Company's discretion after June 30, 2005.

7.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Company’s obligation to sell the Debentures to the Buyer pursuant to this Agreement on each Closing Date is conditioned upon:

a.    Delivery from the Escrow to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Debentures in accordance with this Agreement;

b.    The accuracy on the Closing Date of the representations and warranties of the Buyers contained in this Agreement, each as if made on such date, and the performance by the Buyers on or before such date of all covenants and agreements of the Buyers required to be performed on or before such date; and

c.    There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.	CONDITIONS TO THE BUYERS’ OBLIGATION TO PURCHASE.

The Buyer’s obligation of those Buyers who are purchasing Debentures at a particular closing to purchase the Debentures on the applicable Closing Date is conditioned upon:

a.    The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

b.    Delivery by the Company to the Buyers of the Debentures to be purchased in accordance with this Agreement;

c.    Delivery by the Company to the Buyers of an opinion of counsel to the Company, substantially in the form attached hereto as Exhibit C and dated as of the Closing Date;

d.    The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

e.    There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

f.     From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/National Market System shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/National Market System, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyers makes it impracticable or inadvisable to purchase the Debentures.

9.	GOVERNING LAW; MISCELLANEOUS.

a.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City and County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyers for any reasonable legal fees and disbursements incurred by the Buyers in enforcement of or protection of any of its rights under any of the Transaction Documents.

b.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.    All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.    A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

f.     This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g.    The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.     This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

j.     This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.        NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.    the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b.    the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.    the third business day after mailing by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	Eye Care International, Inc.
1511 North Westshore Boulevard, Suite 925
Tampa, FL 33607
Attn: Clark A. Marcus, President and Chief Executive Officer
Telecopier No. 813-289-5553 with a copy to: Holland & Knight Attn: George Parnell, Esq. 195 Broadway, 24th Floor New York, NY 10007 Telecopier No. 212-385-9010

BUYERS:	At the address set forth on the signature page of this Agreement

With a copy to:
Divine Capital Markets, LLC Attn: Jason Goldstein 39 Broadway, 3th Floor New York, NY 100006 Telecopier No. 212-509-5867

11.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyers’ representations and warranties herein shall survive for a period of fifteen (15) months after the execution and delivery of this Agreement and shall inure to the benefit of the Buyers and the Company and their respective successors and assigns.

12.	FEES; EXPENSES.

a.    At each Closing, the Placement Agent shall receive cash compensation equal to thirteen percent (13%) of the gross proceeds of the Debentures (payable at each Closing), and in addition, at the first Closing under this Offering, the Company shall cause 1,000,000 shares of Common Stock (in the form of restricted securities and appropriately legended) to be issued to the Placement Agent or to such persons as the Placement Agent shall designate to the Company in writing. The Company shall also reimburse the Placement Agent for expenses it incurs in connection with its services to the Company in its capacity as Placement Agent in accordance with the terms of the agreement, dated February 22, 2005 between the Company and the Placement Agent. The cash compensation and expenses shall be deducted from the proceeds of the sale of the Debentures at each Closing.

b.    The Company will pay the legal fees of the Placement Agent in the amount of $10,000 and will pay the 100% of the disbursements actually incurred by counsel to the Placement Agent. The Company will pay $10,000 to such counsel at the first Closing, and in that connection hereby authorizes the Placement Agent to deduct such amount from the proceeds of the first Closing and transmit same to the Placement Agent’s legal counsel. The Company will pay disbursements of the Placement Agent’s legal counsel within ten (10) days of invoice therefor. The $10,000 in respect of fees of the Placement Agent’s counsel shall include only those fees paid for services rendered up to the Final Closing Date, and any other reasonable legal fees incurred by the Placement Agent’s counsel in connection with the Transaction Documents (including enforcement of the Company’s obligations or the exercise of the Placement Agent’s or the Buyers’ remedies thereunder) or, if requested by the Placement Agent, review of the Registration Statement (as defined in the Registration Rights Agreement) (including review and comment on drafts thereof and advice concerning sales of Registrable Securities (as defined in the Registration Rights Agreement) shall be payable by the Company to such counsel within ten (10) days of the invoice therefor.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers and the Company as of the date set forth below.

Date:	March 28, 2005
COMPANY:
Eye Care International, Inc.
By: /s/ Clark A. Marcus
Name: Clark A. Marcus Title: President and Chief Executive Officer

BUYER:
Name:
By: _______________________________________________
(Signature of Authorized Person)
Printed Name:
Address:
Telephone:
Facsimile:
Principal Amount of Debentures to be Purchased: $_______________
Tax ID No.: